UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 7, 2026
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 301, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.07    Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting of Red River Bancshares, Inc. (the “Company”) was held on May 7, 2026. At the Annual Meeting, shareholders were asked to vote on (1) the election of eight directors; and (2) the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. As of the close of business on February 27, 2026, the record date for the Annual Meeting, the Company had 6,577,186 shares of common stock outstanding and entitled to vote. Of that number, 5,292,345 shares were represented in person or by proxy at the Annual Meeting.
(b) The final results of the voting at the Annual Meeting are described below.
The shareholders of the Company elected the individuals listed below to serve as directors of the Company until the Company’s 2027 annual meeting of shareholders by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Scott Ashbrook	3,494,079	27,708	1,770,558
R. Blake Chatelain	3,494,598	27,189	1,770,558
Michael D. Crowell	3,472,642	49,145	1,770,558
Anna Brasher Moreau, DDS, MS	3,476,430	45,357	1,770,558
Willie P. Obey	3,447,451	74,336	1,770,558
Teddy R. Price	3,313,926	207,861	1,770,558
Don L. Thompson	3,452,811	68,976	1,770,558
H. Lindsey Torbett	3,423,024	98,763	1,770,558
The shareholders of the Company ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
5,281,947	8,095	2,303

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: May 7, 2026

RED RIVER BANCSHARES, INC.

By:	/s/ Julia E. Callis
Julia E. Callis
Executive Vice President, General Counsel, and Corporate Secretary